EXHIBIT 77C
                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

         A Special Meeting of Shareholders of Investors Equity Fund, a series of Forum Funds (the "Trust"), was held on July 6, 2000 for the purpose of approving a proposed Investment Advisory Agreement (the "Agreement") between the Trust and Peoples Heritage Bank. The motion to approve the Agreement passed by a vote of 2,199,122.162 shares in favor of the proposal and 22.142 shares against the proposal.

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                                 EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

1. The Form of Investment Advisory Agreement between Forum Funds (the "Trust") and Peoples Heritage Bank regarding Investors Equity Fund, Exhibit (d)(10) to post-effective amendment No. 81 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on July 31, 2000, accession number 0001004402-00-000261.

2. The Investment Advisory Agreement between the Trust and The Stratevest Group, N.A., an affiliate of Peoples Heritage Bank, dated August 14, 2000 regarding Investors Equity Fund, Exhibit (d)(10) to post-effective amendment No, 83 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on September 29, 2000, accession number 0001004402-00-000327.